EXHIBIT 3.1

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION



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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          CROSSNET COMMUNICATIONS, INC.

         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:     The name of the Corporation is Crossnet Communications, Inc.

         SECOND: The following amendment was adopted by the stockholders of the Corporation at a meeting duly held on June 24, 2002, in the manner prescribed by the Colorado Business Corporation Act pursuant to and in accordance with the Colorado Business Corporation Act:

                    The new name of the Corporation is Cirond Technologies Inc.

         THIRD: The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

         FOURTH: In accordance with the Colorado Business Corporation Act, the stockholders of the Corporation at a meeting duly held on June 24, 2002, approved a 1-for-16.52481235 reverse stock split of the outstanding shares of common stock.

         FIFTH: The effective date of these Articles of Amendment shall be June 30, 2002.


         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President, who acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of the President's knowledge, information, and belief.

                                      Crossnet Communications, Inc.


                                      By:  /s/ MARK MOLDENHAUER
                                         ---------------------------------------
                                           Mark Moldenhauer, its President